U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 31, 2009


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                One Castle Street
                           St. Helier, Jersey JE2 3RT
                                 Channel Islands
                             Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)


                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure" and Item 2.02, "Results of Operations and Financial Condition."


FOR IMMEDIATE RELEASE                                             March 31, 2009


                           Berkeley Technology Limited


                                  Annual Report
                           For the Twelve Months Ended
                                December 31, 2008

        London,  March 31, 2009 - Berkeley Technology Limited (OTCBB:  BKLYY.PK,
London: BEK.L) (the "Company") is an international venture capital consulting firm with a focus on Silicon Valley technology companies.

        The Company today reported financial results for the year ended December 31, 2008. The Company's consolidated net loss for the year ended December 31, 2008, was $(1.6) million, or $(0.03) per diluted share and $(0.31) per diluted ADR, compared with consolidated net income of $0.4 million, or $0.01 per diluted share and $0.07 per diluted ADR, for the year ended December 31, 2007. The Company computes and reports consolidated net income (loss) and diluted earnings
(loss) per share and ADR in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

        We are operating in a significantly weaker economic environment. Consulting fee revenues were $1.2 million lower in 2008 compared to 2007 due to a reduction in the number of clients and the decrease in fee income from 2007 to 2008 from a consulting contract. Interest income declined by $0.5 million after the dramatic cut in interest rates during the second half of 2008. Net realized investment gains in 2008 of $1.1 million were slightly lower than in 2007. In January 2007, we received a $1.2 million partial distribution from the WorldCom, Inc. securities litigation. In February 2008, we received a final WorldCom distribution of $0.3 million. In December 2008, we received a $1.3 million partial distribution from the Enron Corporation securities litigation. These payments recover part of the losses that we realized in 2002 upon the sale of publicly traded WorldCom and Enron bonds. The $1.6 million in recoveries in 2008 were offset by a reduction in the carrying value of one of our private equity investments during difficult market conditions. Our review of investment values identified "other-than-temporary" impairments and thus write-downs were taken during 2008 totaling $0.5 million. Operating expenses increased by $0.3 million in 2008, primarily due to severance costs. These increased costs will continue through June 30, 2009, but after taking into account other cost savings and favorable currency movements, the net increase in quarterly costs are expected to be approximately $53,000 until the end of the second quarter of 2009.

        In certain cases, we may benefit from investments made by our clients if their investments are successful. We use our consulting relationships in part to generate fees that help cover operating expenses. The level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time and the global economy. We are actively seeking new clients and business opportunities.


                                   **********

        The above should be read in conjunction with the Cautionary Statement included at the end of this Annual Report.


Please address any inquiries to:

Ian Whitehead

Chief Financial Officer
Berkeley Technology Limited

Jersey (0)1534 607700

        The financial information set out in this announcement does not constitute the Company's statutory accounts for the years ended December 31, 2008 and 2007. The financial information for the year ended December 31, 2007 is derived from the statutory accounts for that year.

        The audit of our statutory accounts for the year ended December 31, 2008 is complete. The auditors reported on those accounts; their report was unqualified and did not include references to any matters to which the auditors draw attention to by way of emphasis without qualifying their report.

        The Company's 2008 Annual Report and consolidated financial statements will be sent to shareholders during May. Copies of this report may be obtained by contacting the registered office in Jersey, Channel Islands.

Form 10-K for the year ended December 31, 2008

        A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                                                             December 31,
                                                                                    -------------------------------
                                                                                        2008              2007
                                                                                    -------------     -------------
                                            ASSETS
Current assets:
   Cash and cash equivalents......................................................  $      13,681(1)  $      14,568
   Accounts receivable, less allowances of $0 and $34 as of December 31,
       2008 and 2007, respectively................................................            222               423
   Interest receivable............................................................              1                14
   Prepaid expenses and deposits..................................................            147               164
                                                                                    -------------     -------------
Total current assets..............................................................         14,051            15,169

Private equity investments (at lower of cost or estimated fair value).............          1,484(1)          1,984
Property and equipment, net of accumulated depreciation of $177 and $175
   as of December 31, 2008 and 2007, respectively.................................              9                14
                                                                                    -------------     -------------
Total assets......................................................................  $      15,544     $      17,167
                                                                                    -------------     -------------
                                                                                    -------------     -------------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses..........................................  $         459     $         547
   Policyholder liabilities (due in less than one year)...........................            106                46
                                                                                    -------------     -------------
Total current liabilities.........................................................            565               593

Policyholder liabilities (due in more than one year)..............................              -                95
                                                                                    -------------     -------------
Total liabilities.................................................................            565               688

                                                                                    -------------     -------------
Commitments and contingencies (See Note 8)

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
   64,439,073 shares issued and outstanding as of December 31, 2008
   and 2007.......................................................................          3,222             3,222
Additional paid-in capital........................................................         67,860            67,789
Retained earnings.................................................................          6,894             8,465
Employee benefit trusts, at cost (13,522,381 shares as of
   December 31, 2008 and 2007)....................................................        (62,598)          (62,598)
Accumulated other comprehensive loss..............................................           (399)             (399)
                                                                                    -------------     -------------
Total shareholders' equity........................................................         14,979            16,479
                                                                                    -------------     -------------
Total liabilities and shareholders' equity........................................  $      15,544     $      17,167
                                                                                    -------------     -------------
                                                                                    -------------     -------------


(1) The  Company's  insurance  subsidiary,   London  Pacific  Assurance  Limited ("LPAL"),  holds $11,823 of the Group's
    $13,861 in cash and cash equivalents and $1,344 of the Group's  $1,484 in private  equity  investments  which are only available to fund the operations or commitments of LPAL, and not to the parent company or any of the other subsidiaries.



           See accompanying Notes which are an integral part of these
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share and ADS amounts)


                                                                                         Year Ended December 31,
                                                                                    -------------------------------
                                                                                         2008             2007
                                                                                    -------------     -------------
Revenues:
Consulting fee income.............................................................  $         564     $       1,718
Investment income.................................................................            314               804
Insurance policy charges..........................................................              -                 2
Net realized investment gains.....................................................          1,143             1,198
                                                                                    -------------     -------------
                                                                                            2,021             3,722
Expenses:
Operating expenses................................................................          3,582             3,300
Amounts credited on insurance policyholder accounts...............................              6                44
                                                                                    -------------     -------------
                                                                                            3,588             3,344
                                                                                    -------------     -------------
Income (loss) before income tax expense...........................................         (1,567)              378

Income tax expense................................................................              4                 2
                                                                                    -------------     -------------
Net income (loss).................................................................  $      (1,571)    $         376
                                                                                    -------------     -------------
                                                                                    -------------     -------------




Basic and diluted earnings (loss) per share.......................................  $       (0.03)    $        0.01
                                                                                    -------------     -------------
                                                                                    -------------     -------------

Basic and diluted earnings (loss) per ADS.........................................  $       (0.31)    $        0.07
                                                                                    -------------     -------------
                                                                                    -------------     -------------




















           See accompanying Notes which are an integral part of these
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                        Year Ended December 31,
                                                                                    -------------------------------
                                                                                        2008              2007
                                                                                    -------------     -------------

Net income (loss).................................................................  $      (1,571)    $         376

Adjustments to reconcile net income (loss) to net
   cash used in operating activities:
Depreciation and amortization.....................................................              6                 5
Non-cash consulting fees..........................................................              -              (140)
Amounts credited on insurance policyholder accounts...............................              6                44
Net realized investment gains.....................................................         (1,143)           (1,198)
Net amortization of investment premiums and discounts.............................              -                30
Share based compensation..........................................................             71                71

Net changes in operating assets and liabilities:
   Accrued investment income .....................................................             13               289
   Other assets...................................................................            218              (237)
   Life insurance policy liabilities..............................................              -                (2)
   Accounts payable, accruals and other liabilities...............................            (74)              (27)

Other operating cash flows........................................................              -                 2
                                                                                    -------------     -------------
Net cash used in operating activities.............................................         (2,474)             (787)
                                                                                    -------------     -------------
Cash flows from investing activities:
Purchases of available-for-sale equity securities.................................              -            (1,000)
Proceeds from maturity of held-to-maturity fixed maturity securities..............              -             3,000
Proceeds from sale and maturity of available-for-sale fixed
   maturity securities............................................................              -             9,000
Proceeds from WorldCom, Inc. and Enron securities litigation settlements .........          1,643             1,198
Capital expenditures..............................................................             (2)               (4)
                                                                                    -------------     -------------
Net cash provided by investing activities ........................................          1,641            12,194
                                                                                    -------------     -------------
Cash flows from financing activities:
Insurance policyholder benefits paid..............................................              -            (3,560)
                                                                                    -------------     -------------
Net cash used in financing activities.............................................              -           (3,560)
                                                                                    -------------     -------------
Effect of exchange rate changes on cash...........................................            (54)               14
                                                                                    -------------     -------------
Net increase (decrease) in cash and cash equivalents..............................           (887)            7,861
Cash and cash equivalents at beginning of year....................................         14,568             6,707
                                                                                    -------------     -------------
Cash and cash equivalents at end of year .........................................  $      13,681     $      14,568
                                                                                    -------------     -------------
                                                                                    -------------     -------------

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Income taxes (net of amounts recovered)...........................................  $           2     $           2


           See accompanying Notes which are an integral part of these
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (In thousands)

                                                                                            Accumulated
                                                                                              Other
                                   Ordinary Shares    Additional                Employee      Compre-       Total
                                 -------------------   Paid-in     Retained     Benefit      hensive    Shareholders'
                                   Number    Amount     Capital    Earnings      Trusts        Loss        Equity
                                 -------- ----------  ----------  ----------   ----------  ------------  ----------


Balance as of January 1, 2007      64,439   $  3,222  $   67,718  $    7,999    $ (62,598)   $     (418)  $  15,923


Net income....................          -          -           -         376            -             -         376
Change in net unrealized
 gains and losses on
 available-for-sale securities          -          -           -           -            -            14          14
Foreign currency translation
 adjustment...................          -          -           -           -            -             5           5
Unclaimed dividends...........          -          -           -          90            -             -          90
Share based compensation,
 including income tax
 effect of $0 ................          -          -          71           -            -             -          71
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------
Balance as of
 December 31, 2007............     64,439  $   3,222  $   67,789  $    8,465    $ (62,598)   $     (399)  $  16,479
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------


Net loss......................          -  $       -  $        -  $  (1,571)    $       -    $        -   $  (1,571)
Share based compensation,
  including income tax
 effect of $0.................          -          -          71           -            -             -          71
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------
Balance as of
 December 31, 2008............     64,439  $   3,222  $   67,860  $    6,894    $ (62,598)   $     (399)  $  14,979
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------
                                 --------  ---------  ----------  ----------   ----------  ------------  ----------



















           See accompanying Notes which are an integral part of these
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                 (In thousands)

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                             2008           2007
                                                                                       ------------    ------------


Net income (loss)....................................................................  $     (1,571)   $        376

Other comprehensive income, net of deferred income taxes:

Foreign currency translation adjustments, net of income taxes of $0..................             -               5

Change in net unrealized gains and losses:
   Unrealized holding gains and losses on available-for-sale securities..............             -              14
                                                                                       ------------    ------------
Other comprehensive income ..........................................................             -              19
                                                                                       ------------    ------------
Comprehensive income (loss)..........................................................  $     (1,571)   $        395
                                                                                       ------------    ------------
                                                                                       ------------    ------------



























           See accompanying Notes which are an integral part of these
                       Consolidated Financial Statements.

                  BERKELEY TECHNOLOGY LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2008


       As used herein, the term "Company" refers to Berkeley Technology Limited. Except as the context otherwise requires, the term "Group" refers collectively to the Company and its subsidiaries.

Note 1.   Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

       The accompanying consolidated financial statements have been prepared by the Company in conformity with United States generally accepted accounting principles ("U.S. GAAP"). These consolidated financial statements include the accounts of the Company, its subsidiaries, the Employee Share Option Trust ("ESOT") and the Agent Loyalty Opportunity Trust ("ALOT"). Significant subsidiaries included in the operations of the Group and discussed in this document include Berkeley International Capital Corporation ("BICC") and London Pacific Assurance Limited ("LPAL"). All intercompany transactions and balances have been eliminated in consolidation.

       From January 1, 2008, the consolidated balance sheets are presented in a classified format as is appropriate for a consulting company rather than in an unclassified format as is appropriate for a life insurance and annuities company. The majority of the Group's assets continue to be held by its life insurance and annuities business; however, there are few policies remaining and there were no new policies issued or policies that matured in 2008. Policy maturities and surrenders during 2007 were $3.6 million. This change had no impact on the Company's shareholders' equity at January 1, 2008. The Group's primary business is now consulting in venture capital. See Note 2 "Investments" below for a discussion of the impact of this change on the Company's accounting policy for its private equity investments.

       The Company is incorporated under the laws of Jersey, Channel Islands. Its Ordinary Shares are traded on the London Stock Exchange and in the U.S. on the OTC Bulletin Board in the form of American Depositary Shares ("ADSs"), which are evidenced by American Depositary Receipts ("ADRs"). Each ADS represents ten Ordinary Shares. Pursuant to the regulations of the U.S. Securities and Exchange Commission ("SEC"), the Company is considered a U.S. domestic registrant and must file financial statements prepared under U.S. GAAP. As the Company is a "Smaller Reporting Company" as defined by SEC rules that became effective on February 4, 2008, only two years of financial statements are included herein.

Cash and Cash Equivalents

       The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Investments

       As discussed above, from January 1, 2008, the Group's primary business for financial reporting purposes is now considered to be consulting in venture capital rather than life insurance and annuities. As such, the Group's private equity investments are now carried at cost less any other-than-temporary impairment, if any. Previously, the Group carried its private equity investments at fair value in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Under paragraph 127(b) of SFAS 115, insurance companies are required to report equity securities at fair value even if they do not meet the scope criteria in paragraph 3 of SFAS 115. With respect to the Group's private equity investments held at December 31, 2007, the Group's best estimate of their fair value was their cost basis. Therefore, the change from an insurance company for financial reporting purposes to a consulting company as of January 1, 2008 did not have an impact on the carrying values of the Group's private equity investments. Marketable debt and equity securities will be carried at fair value in accordance with SFAS 115, should the Group make such investments in the future.

       As of December 31, 2008 and 2007, the Group's only investments were private equity securities.

       For 2008, because all of the Group's private equity investments are less than 20% in the investee companies, and the Group does not have any significant influence on the investee companies, all such investments are accounted for in accordance with the cost method. In accordance with FASB Staff Position Nos. FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," the Group's management evaluates the Group's investments for any events or changes in circumstances ("impairment indicators") that may have significant adverse effects on the Group's investments. If impairment indicators exist, then the carrying amount of the investment is compared to its estimated fair value as determined in accordance with Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." If any impairment is determined to be other-than-temporary, then a realized investment loss would be recognized during the period in which such determination is made by the Group's management.

       SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS 157 has also established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. See Note 9 "Fair Value Measurements and Disclosures" below for the three levels of the SFAS 157 hierarchy. Level 3 inputs apply to the determination of fair value for the Group's private equity investments. These are unobservable inputs where the determination  of  fair  values  of  investments  requires  the  application  of significant judgment. As discussed above, from January 1, 2008, only other-than-temporary impairments will be recognized and the carrying value of a private equity investment cannot be increased above its cost unless the investee company completes an initial public offering or is acquired. During 2008, the Group determined that impairment indicators existed for one of its private equity investments, and then determined that the impairment was other-than-temporary. The Group recognized realized investment losses in its consolidated statement of operations totaling $500,000 on this investment during the third and fourth quarters of 2008. It is possible that the factors evaluated by management and fair values will change in subsequent periods, resulting in material impairment charges in future periods.

       When a quoted market price is available for a security, the Group uses this price to determine fair value. If a quoted market price is not available for a security, management estimates the security's fair value based on appropriate valuation methodologies. Management's valuation methodologies include fundamental analysis that evaluates the investee company's progress in developing products, building intellectual property portfolios and securing customer relationships, as well as overall industry conditions, conditions in and prospects for the investee's geographic region, overall equity market conditions, and the level of financing already secured and available. This is combined with analysis of comparable acquisition transactions and values to determine if the security's liquidation preferences will ensure full recovery of the Group's investment in a likely acquisition outcome. In its valuation analysis, management also considers the most recent transaction in a company's shares.

       Realized gains and losses on securities are included in net income using the specific identification method. Any other-than-temporary declines in the fair value of the Group's investments, below the cost or amortized cost basis, are recognized as realized investment losses in the consolidated statements of operations. The cost basis of such securities is adjusted to reflect the write-down recorded.

Property, Equipment and Leasehold Improvements

       Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis at rates sufficient to write-off such assets over their estimated useful lives on the following basis:

       Furniture and equipment                          -  five years
       Computer equipment, including software           -  three to five years
       Leasehold improvements                           -  life of lease

       Assets held under capital leases are included in property, equipment and leasehold improvements and are depreciated over their estimated useful lives. The future obligations under these leases are included in accounts payable and accruals. Interest paid on capital leases is charged to the statement of operations over the periods of the leases.

Life Insurance Policy Liabilities, Revenues and Expenses

       Life insurance policy liabilities, premium revenues and related expenses are accounted for in accordance with Statement of Financial Accounting Standards No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," as follows:

       i) Life insurance policy liabilities for deferred annuities are accounted for as investment-type insurance products and are recorded at accumulated value (premiums received, plus accrued interest to the balance sheet date, less withdrawals and assessed fees);

       ii) Revenues for investment-type insurance products consist of charges assessed against policy account values for surrenders; and

       iii) Benefits for investment-type insurance products are charged to expense when incurred and reflect the claim amounts in excess of the policy account balance. Expenses for investment-type products include the interest credited to the policy account balance.

Revenue Recognition

       Consulting fees are recognized in income on an accrual basis, based upon when services are performed and in accordance with SEC Staff Accounting Bulletin No. 104 ("SAB 104"). Under SAB 104, revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed and determinable and collectibility is reasonably assured. Performance based revenues under a consulting arrangement are not recorded until the payments are earned, the client has acknowledged the liability in writing and collectibility is reasonably assured.

        Investment income comprises interest on fixed maturity securities and cash balances and is accounted for on an accrual basis. Dividends are accounted for when declared.

Share Based Compensation

Equity compensation plan

       The London Pacific Group 1990 Employee Share Option Trust ("ESOT"), which was approved by shareholders in 1990, provides for the granting of share options to employees and directors. Such grants to employees and directors are generally exercisable in four equal annual installments beginning one year from the date of grant, subject to employment continuation, and expire seven to ten years from the date of grant. Until August 2008, options were generally granted with an exercise price equal to the fair market value of the underlying shares at the date of grant. On August 19, 2008, the exercise price of 4,450,000 options granted on March 27, 2007 to employees and directors was modified from $0.10 to $0.31, the net book value of the shares as of December 31, 2006. Until further notice, new option grants will have an exercise price equal to the net book value of the shares as of the end of the previous quarter.

Share based compensation expense

       Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), "Share-Based Payment," which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share based payment transactions.

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including share options, based on the fair value of the award on the grant date, and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123R supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations, for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. The Company applied the provisions of SAB 107 in its adoption of SFAS 123R.

       The Company adopted SFAS 123R using the modified prospective transition method as permitted under SFAS 123R. Accordingly, prior period amounts were not restated. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method as prescribed by APB 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's ordinary shares on the date of grant.

       In November 2005, the Financial Accounting Standards Board ("FASB") issued Staff Position No. FAS 123(R)-3 ("FSP 123R-3"), "Transition Election Related to Accounting for the Tax Effects of Share-Based Payments." The Company elected to adopt the alternative transition method provided in FSP 123R-3 for calculating the tax effects of share based compensation under SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool ("APIC pool") related to the tax effects of share based compensation, and for determining the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of share based compensation awards that are outstanding upon adoption of SFAS 123R.

       SFAS 123R requires companies to estimate the fair value of share based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations.

       Share based compensation expense recognized in the Company's consolidated statement of operations for the year ended December 31, 2008 and 2007 includes compensation expense for share options granted prior to, but not yet vested as of December 31, 2005, as well as compensation expense for 4,500,000 share options granted to employees and directors on March 27, 2007, and 3,450,000 share options granted to employees and directors on August 20, 2008. No share options were granted during 2006. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Share based compensation expense calculated in accordance with SFAS 123R is to be based on awards ultimately expected to vest, and therefore the expense should be reduced for estimated forfeitures. The Company's estimated forfeiture rate of zero percent for the first six months of 2008 and for the full year 2007 was based upon the fact that all unvested options related to longstanding employees and directors. However, in September 2008, an employee gave notice of his resignation effective at the end of October 2008. As such, 2,900,000 unvested options were forfeited on October 31, 2008. As these forfeitures were expected as of September 30, 2008, share based compensation expense was reduced in the third quarter of 2008 by $18,000. This represents the reversal of share based compensation expense amortization through the third quarter of 2008 related to the 2,900,000 unvested and forfeited options. In August 2008, the Company gave notice to its Chief Financial Officer that his current employment agreement would end on June 30, 2009. As a result, it is expected that this employee will forfeit 500,000 options that will be unvested as of June 30, 2009. The Company's net share based compensation expense for 2008 was not impacted by this expected forfeiture of 500,000 options; however, there will be no net compensation expense related to these options from the second quarter of 2009 (a reduction of $4,056 of compensation expense per quarter). Despite the departure of these two employees, the Group's management continues to believe that a zero percent forfeiture rate for future periods is appropriate.

       SFAS 123R requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. As there were no share option exercises during 2008 or 2007, the Company had no related tax benefits during those years. Prior to the adoption of SFAS 123R, those tax benefits would have been reported as operating cash flows had the Company received any tax benefits related to option exercises.

       The fair value of share option grants to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's share options. The Black-Scholes model also requires subjective assumptions, including future share price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate is based on the U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of the Company's share price. These factors could change in the future, which would affect the share based compensation expense in future periods, if the Company, through the ESOT, should grant additional share options.

Income Taxes

       The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, the Group recognizes taxes payable or refundable for the current year, and deferred tax assets and liabilities due to temporary differences in the basis of assets and liabilities between amounts recorded for financial statement and tax purposes.

       The Group provides a valuation allowance for deferred income tax assets if it is more likely than not that some portion of the deferred income tax asset will not be realized. The Group includes in income any increase or decrease in a valuation allowance that results from a change in circumstances that causes a change in judgment about the realization of the related deferred income tax asset.

       The Group includes in additional paid-in capital the tax benefit on share options exercised during the period to the extent that such exercises result in a permanent difference between financial statement and tax basis compensation expense.

       In June 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 on January 1, 2007. The adoption of the FIN 48 did not have any impact on the Company's consolidated financial statements.

Earnings Per Share and ADS

       The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." This statement requires the presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income or loss by the weighted-average number of Ordinary Shares outstanding during the applicable period, excluding shares held by the ESOT and the ALOT which are regarded as treasury stock for the purposes of this calculation. The Company has issued employee share options, which are considered potential common stock under SFAS
128. The Company has also issued Ordinary Share warrants to the Bank of Scotland in connection with the Company's bank facility (now terminated), which are also considered potential common stock under SFAS 128. Diluted earnings per share is calculated by dividing net income by the weighted-average number of Ordinary Shares outstanding during the applicable period as adjusted for these potentially dilutive options and warrants which are determined based on the "Treasury Stock Method."

       Earnings (loss) per ADS is equivalent to ten times earnings (loss) per Ordinary Share.

Foreign Currencies

       Prior to July 1, 2007, the Group used the British pound sterling ("sterling") as the functional currency of LPAL and the U.S. dollar as the functional currency of the Company and all other significant subsidiaries. Due to significant changes in the operating environment of LPAL, the functional currency of LPAL was changed to the U.S. dollar effective July 1, 2007. By the end of the second quarter of 2007, almost all policies had been redeemed, and LPAL's sterling assets were a small portion of its total assets. In addition, LPAL's sterling operating expenses have been significantly reduced. With this change in functional currency, LPAL's foreign exchange gains and losses resulting from the remeasurement of foreign currency assets and liabilities into U.S. dollars are included in operating expenses in the Group's consolidated statement of operations, rather than included in a separate component of other comprehensive income in shareholders' equity, effective July 1, 2007. This change did not have a material impact on the Group's consolidated statement of operations. The $(399,000) balance as of June 30, 2007 in accumulated other comprehensive income (loss) in the Group's consolidated balance sheet will remain until such time LPAL is sold or liquidated.

Comprehensive Income

       Comprehensive income consists of net income; changes in unrealized gains and losses on available-for-sale securities, net of income taxes; and foreign currency translation gains or losses arising on the translation of the Group's non-U.S. dollar based subsidiaries.

Recently Issued Accounting Pronouncements

       In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements," which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for financial assets and financial liabilities within its scope for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company adopted SFAS 157 for financial assets and financial liabilities within its scope during the first quarter of 2008 and the adoption did not have an impact on its financial statements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 ("FSP FAS 157-2"), "Effective Date of FASB Statement No. 157," which defers the effective date of SFAS 157 for all non-financial assets and non-financial liabilities for fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of FSP FAS 157-2. The adoption of FSP FAS 157-2 effective January 1, 2009 for the Company's non-financial assets and non-financial liabilities is not expected to have an impact on the Company's consolidated financial statements.

       In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 ("SFAS 159"), "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No 115." SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that currently are not required to be measured at fair value. SFAS 159 is effective no later than fiscal years beginning after November 15, 2007. While the Company had the option of adopting this standard for the first quarter of 2008, the Company did not apply the provisions of SFAS 159 to any existing financial instruments and therefore SFAS 159 did not have an impact on its consolidated financial statements.

       In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), "Noncontrolling Interests in Consolidated
Financial Statements, an amendment of ARB No. 51." SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as a minority interest, is an ownership interest in the consolidated entity that should be  reported  in the equity  section of the  balance  sheet.  Among other requirements, the statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is not permitted. The Company is currently evaluating the effect that the adoption of SFAS 160 will have on its consolidated financial statements.

     In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162 ("SFAS 162"), "The Hierarchy of Generally Accepted Accounting Principles." This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States ("US GAAP"). This statement will be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board ("PCAOB") amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The Company is currently evaluating the effect that the adoption of SFAS 162 will have on its consolidated financial statements.

Use of Estimates

       The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of these consolidated financial statements as well as the reported amount of revenues and expenses during this reporting period. The Group's management's estimates are based on historical experience, input from sources outside of the Company, and other relevant facts and circumstances. Actual results could differ materially from those estimates. Accounting policies that include particularly significant estimates include the assessment of recoverability and measuring impairment of private equity investments, investment and impairment valuations, measurement of deferred tax assets and the corresponding valuation allowances, fair value estimates for the expense of employee share options, valuation of accounts receivable, and estimates related to commitments and contingencies.


Note 2.    Investments

       See Note 1 "Summary of Significant Accounting Policies" above for a discussion of the Group's accounting policies with respect to its investments. As of December 31, 2008 and 2007, the Group's only investments were private corporate equity securities. As of December 31, 2007, the carrying value of these investments totaled $1,984,000, which represented their estimated fair value and which was also their cost basis. During 2008, the Group recognized other-than-temporary impairment losses totaling $500,000 on one of its private equity investments, leaving an aggregate carrying value of its investments of $1,484,000 as of December 31, 2008.

Investment Concentration and Risk

       As of December 31, 2008, the Group's investments consisted of three private corporate equity securities with individual carrying values of less then 10% of the Group's shareholders' equity. One of these investments, with a carrying value of $500,000, is in preferred stock of a technology company that is a consulting client of BICC. Another investment, with a carrying value of $140,000, is in preferred stock of another technology company that was a consulting client of BICC in prior years. The third investment has a carrying value of $844,000 and is in preferred stock of a technology company.

       As of December 31, 2008, the Company's Jersey based life insurance subsidiary, LPAL, owned 91% of the Group's $1.5 million in private equity securities. LPAL is a regulated insurance company, and as such it must meet stringent capital adequacy requirements and no transfers, except in satisfaction of long-term business liabilities, are permitted from its long-term insurance fund without the consent of LPAL's directors and actuary. LPAL's investments are not currently available to fund the operations or commitments of the Company or its other subsidiaries. However, in April 2008, the Company obtained approval from the Jersey Financial Services Commission ("JFSC") for LPAL to make dividend payments up to a total of $5.0 million to the Company in the future. As a condition of the JFSC's approval, the Company has agreed to provide financial support to LPAL in the unlikely event LPAL's funds are insufficient to pay off its policy liabilities totaling $106,000 as of December 31, 2008, as well as the operational costs of LPAL.

       The Group held no fixed maturity securities as of December 31, 2008 and 2007.

Net Investment Income

       The details of net investment income are as follows:

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)

Interest on fixed maturity securities...............................................   $          -    $        208
Interest on cash and cash equivalents...............................................            314             596
                                                                                       ------------    ------------
Gross investment income.............................................................            314             804

Amounts credited on insurance policyholder accounts                                              (6)            (44)
                                                                                       ------------    ------------
Net investment income...............................................................   $        308    $        760
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Realized Gains and Losses

       Information about gross and net realized gains and losses on securities transactions is as follows:

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)


Realized  gains   (losses)  on  securities   transactions:
Fixed maturities, available-for-sale:
   Gross gains......................................................................   $      1,643    $      1,198
                                                                                       ------------    ------------
Realized gains on fixed maturities, available-for-sale..............................          1,643           1,198
                                                                                       ------------    ------------
Equity securities:
   Gross losses.....................................................................           (500)              -
                                                                                       ------------    ------------
Realized losses on equity securities................................................           (500)              -
                                                                                       ------------    ------------

Net realized investment gains on securities transactions............................   $      1,143    $      1,198
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       The net realized gain of $1.2 million in 2007 represents a partial distribution received by LPAL from the WorldCom, Inc. securities litigation. LPAL held certain WorldCom, Inc. publicly traded bonds which it sold at a loss in 2002. In February 2008, LPAL received an additional $270,000 payment representing the final distribution from the WorldCom, Inc. securities litigation. These two payments totaling almost $1.5 million recover part of LPAL's realized loss on the WorldCom bonds recognized in 2002.

       In December 2008, LPAL received a $1.37 million partial distribution from the Enron Corporation securities litigation. LPAL held certain Enron Corporation publicly traded bonds which it sold at a loss in 2002. This payment recovers part of LPAL's realized loss on the Enron Corporation bonds recognized in 2002. The timing and amount of future Enron distributions is currently uncertain.

Note 3.    Property and Equipment

       Property and equipment are carried at cost and consisted of the following:

                                                                                               December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                              (In thousands)

Property, equipment and leasehold improvements....................................     $        186    $        189
Accumulated depreciation..........................................................             (177)           (175)
                                                                                       ------------    ------------
Property and equipment, net.......................................................     $          9    $         14
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Note 4.    Life Insurance Policy Liabilities

       An analysis of life insurance policy liabilities is as follows:

                                                                                               December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                              (In thousands)

Deferred annuities - policyholder contract deposits...............................     $         72    $         95
Other policy claims and benefits..................................................               34              46
                                                                                       ------------    ------------
                                                                                       $        106    $        141
                                                                                       ------------    ------------
                                                                                       ------------    ------------

       The liability for future policy benefits and policyholder contract deposits was determined based on the following assumptions:

Mortality Assumptions

       Assumed mortality rates were based on standard tables commonly used in the U.K. life insurance industry, namely the AM80 table for male lives and the AF80 table for female lives.

Withdrawal Assumptions

       Withdrawal charges on deferred annuities generally ranged from 1% to 7%, grading to zero over a period of up to 7 years.


Note 5.   Statutory Financial Information and Restrictions

       LPAL is regulated by the JFSC and under Article 6 of the Insurance Business (Jersey) Law 1996 is permitted to conduct long-term insurance business. The JFSC requires LPAL to submit annual audited financial statements (prepared under U.S. GAAP which is permitted), and an audited annual filing in the format consistent with that required by the Financial Services Authority in the United Kingdom. The annual filing submitted by LPAL to the JFSC must be accompanied by a Certificate from the Appointed Actuary that based on sufficiently prudent assumptions, assets are sufficient to cover all liabilities. The annual filing contains a report from the Appointed Actuary on the matching of investments to liabilities.

       The JFSC sets out the conditions with which LPAL must comply and determines the reporting requirements and the frequency of reporting. These conditions require that: (i) LPAL must hold, at all times, approved assets at least equal to the long-term insurance fund plus the required minimum solvency margin, (ii) the margin of solvency must be the greater of (pound)50,000 or 2.5% of the value of the long-term business fund, and (iii) assets equal to not less than 90% of liabilities must be placed with approved independent custodians. As of December 31, 2008, LPAL met all of these conditions.

    LPAL is also required under the insurance laws to appoint an actuary. The actuary must be qualified as defined under Jersey law and is required to supervise the long-term insurance fund. No transfers, except in satisfaction of long-term insurance business liabilities, are permitted from LPAL's long-term insurance fund without the consent of LPAL's directors and actuary. Dividends require the approval of the JFSC. In April 2008, the Company obtained approval from the JFSC for LPAL to make dividend payments up to a total of $5.0 million to the Company in the future. As a condition of the JFSC's approval, the Company has agreed to provide financial support to LPAL in the unlikely event LPAL's funds are insufficient to pay off its policy liabilities totaling $106,000 as of December 31, 2008, as well as the operational costs of LPAL.


Note 6.    Income Taxes

       In June 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 effective on January 1, 2007.

       The Company's management believes that its income tax positions would be sustained upon examination by appropriate taxing authorities based on the technical merits of such positions, and therefore the Company has not provided for any unrecognized tax benefits at the adoption date, and there has been no change to the $0 of unrecognized tax benefits from January 1, 2007 through December 31, 2008. The Company's tax returns remain subject to examination by taxing authorities for the tax years 2004 through 2007.

       The Group is subject to taxation on its income in all countries in which it operates based upon the taxable income arising in each country. However, realized gains on certain investments are exempt from Jersey and Guernsey taxation. This tax benefit which may not recur has reduced the tax charge in 2008 and 2007.

       The Group is subject to income tax in Jersey at a rate of 20% through 2008. In the United States, the Group is subject to both federal and California taxes at rates up to 34% and 8.84%, respectively.

       A breakdown of the Group's book income (loss) before income taxes by tax jurisdiction follows:


                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                            2008           2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Income (loss) before income taxes:
Jersey, Guernsey and United Kingdom.................................................   $       (476)   $        270
United States.......................................................................         (1,091)            108
                                                                                       ------------    ------------
Total income (loss) before income taxes.............................................   $     (1,567)   $        378
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       The provision for income taxes differs from the amount computed by applying the Jersey, Channel Islands statutory income tax rate of 20% to the income (loss) before income taxes. The sources and tax effects of the difference are as follows:


                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                            2008           2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Income tax expense (benefit) computed at Jersey statutory income tax
   rate of 20%......................................................................   $       (313)   $         76
Realized and unrealized investment gains not subject to taxation
   in Jersey........................................................................           (229)           (240)
Other losses not deductible in Jersey...............................................            289             158
Income not taxable in Guernsey......................................................              -             (10)
Tax expense (benefit) on losses at higher than 20% statutory Jersey rate:
   Income (losses) in the U.S.......................................................           (249)             24

Increase (decrease) in valuation allowance..........................................            359             (48)
Expiration of capital loss carryforwards of U.S. entities...........................              -          67,245
Decrease in valuation allowance related to expiration of capital loss
   carryforwards....................................................................              -         (67,245)
 Other..............................................................................            147              42

                                                                                       ------------    ------------
Actual tax expense .................................................................   $          4    $          2
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       The components of the actual tax expense were as follows:

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Jersey, Guernsey and United Kingdom:
   Current tax expense..............................................................   $          -    $          -
   Deferred tax expense.............................................................              -               -

United States:
   Current tax expense .............................................................              4               2
   Deferred tax expense.............................................................              -               -

                                                                                       ------------    ------------
Total actual tax expense ...........................................................   $          4    $          2
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       The Group recognizes assets and liabilities for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of assets and liabilities are recovered or settled. The deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary. Deferred income tax assets and liabilities are disclosed net in the consolidated financial statements when they arise within the same tax jurisdiction and tax return.

       The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below. As of both December 31, 2008 and December 31, 2007, full valuation allowances were provided on the net deferred tax assets of the U.S. tax group due to the uncertainty of generating future taxable income or capital gains to benefit from the deferred tax assets.



                                                                                               December 31,
                                                                                       ----------------------------
                                                                                            2008           2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
U.S. subsideries:

Deferred income tax assets:
Net operating loss carryforwards..................................................     $      5,868    $      5,497
Deferred compensation.............................................................                3               3
Bad debts.........................................................................                -              14
Other assets......................................................................                2               1
Valuation allowance...............................................................           (5,873)         (5,514)
                                                                                       ------------    ------------
Deferred income tax assets, net of valuation allowance............................                -               1

Deferred income tax liabilities:
Depreciation, amortization and other..............................................                -              (1)
                                                                                       ------------    ------------
                                                                                                  -              (1)
                                                                                       ------------    ------------
Net deferred income tax assets - U.S. subsidiaries................................     $          -    $          -
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       As of December 31, 2008, the Group's U.S. subsidiaries have pre-tax federal net operating loss carryforwards of approximately $14.2 million expiring as follows: approximately $1.3 million in 2011, and approximately $12.9 million from 2020 to 2028. These subsidiaries have California net operating loss carryforwards of approximately $11.9 million expiring from 2012 to 2028. The Group has recorded a full valuation allowance for the deferred tax assets arising from these carryforward amounts as of December 31, 2008 due to the uncertainty of generating future taxable income to benefit from the deferred tax assets.

       The Company's Jersey, Channel Islands subsidiaries have net operating loss carryforwards of approximately $19.5 million as of December 31, 2008; however, no deferred tax assets, and no corresponding valuation reserves, have been recorded for these net operating loss carryforwards due to the introduction of a new tax system in Jersey in 2009 when the expected tax rate for certain Jersey corporations will be zero. The Company expects that its tax rate for its Jersey entities will be zero.

       During the third quarter of 2008, the Internal Revenue Service issued a private letter ruling that the Group's U.S. holding company, Berkeley (USA) Holdings Limited ("BUSA"), should include London Pacific Life & Annuity Company in Liquidation ("LCL") in its federal consolidated tax returns for tax years commencing with 2005. LCL is not considered a variable interest entity within the scope of FASB Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities," which interprets Accounting Research Bulletin No. 51, "Consolidated Financial Statements." BUSA holds the common stock of LCL but BUSA does not have any voting or management control over LCL. The financial statements of LCL have not been included in the Company's consolidated financial statements and they will not be included in the future. The Group will be filing amended federal consolidated tax returns for 2005 through 2007 during 2009, and the Group's management believes that the inclusion of LCL in the federal consolidated tax returns of BUSA for 2005 through 2008 will result in insignificant tax liabilities for the Group. As of the end of 2007, LCL has approximately $59 million of net operating loss carryforwards and approximately $74 milllion of capital loss carryforwards. The Group's management believes that these loss carryforwards should be sufficient to offset any taxable income of LCL in the foreseeable future and that any resulting tax liabilities (e.g., alternative minimum tax) will not be material. In addition, future taxable income generated by LCL also could be offset with BUSA's carryforward net operating or capital losses, if any, and with BUSA's current net operating or capital losses, if any. Alternatively, BUSA's future taxable income could be offset with LCL's carryforward or current net operating or capital losses, if any. BUSA and LCL have signed a tax allocation and sharing agreement. Under this agreement, any benefit to BUSA of utilizing the tax losses of LCL to offset BUSA's separate taxable income in BUSA's federal consolidated tax returns should BUSA not have any of its own carryforward losses will be paid by BUSA to LCL, and any benefit to LCL of utilizing the tax losses of BUSA to offset LCL's separate taxable income in BUSA's federal consolidated tax returns should LCL not have any of it own carryforward losses will be paid by LCL to BUSA. Any tax liabilities, including alternative minimum taxes, created by the inclusion of LCL in the federal consolidated tax returns of BUSA will be paid by LCL either directly to the U.S. Internal Revenue Service ("IRS") or reimbursed to BUSA by LCL if payment is made to the IRS by BUSA. For purposes of computing allocable federal income tax liability, BUSA will allocate taxable income brackets and exemptions on a pro-rated basis among members of the affiliated tax group.


Note 7.    Shareholders' Equity

       The Company has authorized 86,400,000 Ordinary Shares with a par value of $0.05 per share. As of December 31, 2008 and 2007, there were 64,439,073 Ordinary Shares issued and outstanding.

       No dividends were declared or paid in 2008 or 2007.

       Prior to December 31, 2007, the Company had a liability on its consolidated balance sheet of $215,000, representing the amount of dividend checks issued by the Company's share registrar to shareholders that had not been cashed. As the Company had previously remitted the full amount of the dividends to its registrar, after a period of time, the registrar would return the funds to the Company in the amount of the uncashed dividend checks. Pursuant to the Company's Memorandum and Articles, any unclaimed dividend after twelve or more years after the date of its declaration shall be forfeited and shall revert back to the Company. As such, at the end of 2007, the Company wrote-off $90,000 of unclaimed dividends that were more than 12 years old, directly as a credit to retained earnings in the Company's consolidated balance sheet.

       Accumulated other comprehensive loss consists of one component, foreign currency translation adjustments. Accumulated foreign currency translation adjustments were $(399,000) as of both December 31, 2008 and 2007. For further information, see the discussion under "Foreign Currencies" in Note 1 "Summary of Significant Accounting Policies" above.

       The Group has two share incentive plans as described in Note 10 "Share Incentive Plans" below. Under the terms of these plans, shares of the Company may be purchased in the open market and held in trust. These shares are owned by the employee benefit trusts, which are subsidiaries of the Company for financial reporting purposes.

         Changes in the number of shares held by The London Pacific Group 1990 Employee Share Option Trust ("ESOT") and the Agent Loyalty Opportunity Trust ("ALOT") were as follows:

                                                                               Year Ended December 31,
                                                                 --------------------------------------------------
                                                                           2008                      2007
                                                                 -----------------------   ------------------------
                                                                     ESOT         ALOT         ESOT         ALOT
                                                                 ----------    ---------   ----------    ----------
                                                                                   (In thousands)

Shares held as of January 1....................................      13,084          438       13,084           438
Purchased......................................................           -            -            -             -
Exercised......................................................           -            -            -             -
                                                                 ----------   ----------   ----------    ----------
Shares held as of December 31..................................      13,084 (1)      438       13,084 (1)       438
                                                                 ----------   ----------   ----------    ----------
                                                                 ----------   ----------   ----------    ----------

(1) 834,000 shares are held in ADR form.

Warrants

       On November 11, 2002, the Company agreed to grant 1,933,172 warrants to subscribe for the Company's Ordinary Shares to Bank of Scotland in connection with the extension of the Group's credit facility (which was fully repaid and terminated in June 2003). The warrants were granted on February 14, 2003 and have an exercise price of (pound)0.1143 (based on the average of the closing prices of the Ordinary Shares over the trading days from November 1, 2002 through November 11, 2002), which was higher than the market price of (pound)0.09 on November 11, 2002. These warrants are exercisable at any time prior to February 14, 2010 and their fair value was determined to be $251,125, based on a risk-free rate of 2.80%, volatility of 179% and a dividend yield of zero. The Company recognized $30,625 of expense relating to these warrants in 2002. The balance of $220,500 was recognized as an expense in 2003, with the corresponding entries to additional paid-in capital.


Note 8.    Commitments and Contingencies

Lease Commitments

       The Group leases office space under operating leases. Total rents under these operating leases were $223,000 (net of sublease income of $78,000) and $201,000 (net of sublease income of $86,000), for the years ended December 31, 2008 and 2007, respectively. The Group had no capital leases as of December 31, 2008 or 2007.

       Future minimum lease payments required under non-cancellable operating leases with terms of one year or more, as of December 31, 2008, were as follows:

                                                                                                        Operating
                                                                                                         Leases(1)
                                                                                                       ------------
                                                                                                      (In thousands)

2009...............................................................................................    $        272
2010...............................................................................................              48
                                                                                                       ------------
Total..............................................................................................    $        320
                                                                                                       ------------
                                                                                                       ------------

(1) Includes  commitments  related to the  Group's  Jersey  office  lease  which expires in September  2010. The
    Group entered into a sublease of its Jersey office during 2006.  Expected  future sublease income from 2009 through 2010 is  $93,000.  A  liability  of $51,000  remains  recorded  on the  Company's consolidated balance sheet as of December 31, 2008, representing the loss on the sublease from 2009 through September 2010.

       Approximately 64% of the Jersey office lease commitments are covered by a sublease to a third party.

Guarantees

       In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34." The following is a summary of the Company's agreements that the Company has determined are within the scope of FIN 45.

       Under its Memorandum and Articles of Association, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company maintains directors and officers' liability insurance that limits the Company's exposure and enables it to recover a portion of any future amounts paid. As a result of its insurance coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of December 31, 2008.

       The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, clients and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities. These indemnification provisions sometimes include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2008.


Note 9.   Fair Value of Financial Instruments

       The Company adopted SFAS 157 for financial assets and liabilities as of January 1, 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard also outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under U.S. GAAP, certain assets and liabilities must be measured at fair value, and SFAS 157 details the disclosures that are required for items measured at fair value. Financial assets and liabilities are measured using inputs from the three levels of the SFAS 157 hierarchy. The three levels are as follows:

       Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by the Company. During the twelve months ended December 31, 2008, the Company's Level 1 assets included money market mutual funds which are included in cash and cash equivalents in the condensed consolidated balance sheets. As of December 31, 2008, the Company had $328,000 in money market mutual funds, compared to $1,871,000 as of December 31, 2007.

       Level 2 - Inputs include quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly. During the twelve months ended December 31, 2008, the Company held no Level 2 assets.

       Level 3 - Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants. As of December 31, 2008 and December 31, 2007, the Group held $1,484,000 and $1,984,000, respectively, of private equity investments which are carried at cost, as adjusted for other-than-temporary impairments. In order to determine if any other-than-temporary impairments exist, the Group must first determine the fair values of its private equity investments using Level 3 unobservable inputs, including the analysis of various financial, performance and market factors. During the twelve months ended December 31, 2008, the Group recognized other-than-temporary impairment losses totaling $500,000 on one of its private equity investments. The Group's management considered the investee company's declining cash position, less favorable business environment and likely acquisition value in determining the fair value estimates of this investment.

       The change in carrying value of the Group's private equity investments, all of which have Level 3 inputs in the SFAS 157 hierarchy, for the twelve months ended December 31, 2008 was as follows:

                                                                                                      (In thousands)

Balance at December 31, 2007.......................................................................    $      1,984

Realized investment losses included in earnings in 2008 determined by considering
   fair value measurements using significant unobservable inputs (Level 3).........................            (500)
                                                                                                       ------------
Balance at December 31, 2008.......................................................................    $      1,484
                                                                                                       ------------
                                                                                                       ------------

       Cash and cash equivalents, accounts receivable, interest receivable, prepaid expenses and deposits, accounts payable and accrued expenses, and insurance policyholder liabilities are reflected in the consolidated balance sheets at carrying values which approximate fair values due to the short-term nature of these instruments.

       The  carrying   values  and  estimated   fair  values  of  the  financial
instruments held by the Group, excluding its private equity investments, were as follows:

                                                                              December 31,
                                                       ------------------------------------------------------------
                                                                2008                               2007
                                                       --------------------------       ---------------------------
                                                       Carrying       Estimated          Carrying         Estimated
                                                         Value        Fair Value           Value         Fair Value
                                                       --------       -----------       ----------       ----------
                                                                             (In thousands)
Financial assets:
Cash and cash equivalents........................       $ 13,681         $ 13,681         $ 14,568         $ 14,568

Financial liabilities:
Life insurance policy liabilities................            106              105              141              139



       The following methods and assumptions were used by the Group in estimating the carrying value of the financial instruments presented:

Cash and Cash Equivalents: The carrying amounts reported in the consolidated balance sheet for these instruments approximate fair value.

Life Insurance Policy Liabilities: The balance sheet caption "life insurance policy liabilities" includes investment-type insurance contracts (i.e., deferred annuities). The estimated fair values of deferred annuity policies are based on their account values after deduction of surrender charges.


Note 10.    Share Incentive Plans

       The Group has two share incentive plans for employees, agents and directors of Berkeley Technology Limited and its subsidiaries that provide for the issuance of share options and stock appreciation rights.

Employee Share Option Trust

       The London Pacific Group 1990 Employee Share Option Trust ("ESOT"), which was approved by shareholders in 1990, provides for the granting of share options to employees and directors. The objectives of this plan include retaining the best personnel and providing for additional performance incentives. Such grants to employees and directors are generally exercisable in four equal annual installments beginning one year from the date of grant, subject to employment continuation, and expire seven to ten years from the date of grant. Until August 2008, options were generally granted with an exercise price equal to the fair market value of the underlying shares at the date of grant. On August 19, 2008, the exercise price of 4,450,000 options granted on March 27, 2007 to employees and directors was modified from $0.10 to $0.31 cents, the net book value of the shares as of December 31, 2006. Until further notice, new option grants will have an exercise price equal to the net book value of the shares as of the end of the previous quarter.

         The ESOT may purchase shares of the Company in the open market, funded each year by a loan from the Company or its subsidiaries. While the loan is limited up to an annual maximum of 5% of the consolidated net assets of the Group, the ESOT is not limited as to the number of options that may be granted, as long as it holds the shares underlying the total outstanding options. The loan is secured by the shares held in the trust, is interest-free, and is eliminated in the consolidated financial statements. The ESOT has waived its entitlement to dividends on any shares held. See Note 7 "Shareholders' Equity" for a summary of the share activity within the ESOT.

Share option activity for the years ended December 31, 2008 and 2007 was as follows:

                                                                                 2008                  2007
                                                                        --------------------    -------------------
                                                                                    Weighted-              Weighted-
                                                                          Number     Average      Number    Average
                                                                            of      Exercise       of      Exercise
(Options in thousands)                                                   Options      Price      Options     Price
                                                                        ---------   --------    --------   --------

Outstanding as of January 1...........................................      9,625      $1.45       5,225      $2.59
Granted (1)...........................................................      3,450       0.30       4,500       0.10
Forfeited.............................................................     (3,400)      0.31        (100)      0.20
Exercised.............................................................          -          -           -          -
Expired...............................................................          -          -           -          -
                                                                        ---------   --------    --------   --------
Outstanding as of December 31.........................................      9,675      $1.54       9,625      $1.45
                                                                        ---------   --------    --------   --------
                                                                        ---------   --------    --------   --------

Options exercisable as of December 31.................................      5,538      $2.47       4,675      $2.88
                                                                        ---------   --------    --------   --------
                                                                        ---------   --------    --------   --------

(1) The 4.5 million  options granted in March 27, 2007 with an exercise price of $0.10 were  repriced in August 2008 to $0.31.  This is reflected in the weighted average exercise price of the options  outstanding and options exercisable as of December 31, 2008.


       See Note 1 "Summary of Significant Accounting Policies" for information regarding the Group's accounting for share based compensation.

       Summary information about the Group's share options outstanding as of December 31, 2008 is as follows:

                                    Options Outstanding (1)                             Options Exercisable (1)
                      -------------------------------------------------            --------------------------------
                                           Weighted-
                                            Average          Weighted-                                   Weighted-
  Range of                                 Remaining          Average                                     Average
  Exercise                 Number         Contractual        Exercise                    Number          Exercise
   Prices               Outstanding           Life             Price                   Exercisable         Price
------------          ---------------     -----------      ------------            ---------------     ------------
                        (In thousands)        (Years)                                 (In thousands)

 $ 0.11 - $ 0.50                7,365            7.18             $0.29                      3,228            $0.28
   0.51 -   5.00                  220            2.18              2.46                        220             2.46
   5.01 -  10.00                2,030            2.38              5.41                      2,030             5.41
  10.01 -  21.00                   60            1.68             21.00                         60            21.00
----------------      ---------------     -----------      ------------            ---------------     ------------
 $ 0.11 - $21.00                9,675            6.03             $1.54                      5,538            $2.47
----------------      ---------------     -----------      ------------            ---------------     ------------
----------------      ---------------     -----------      ------------            ---------------     ------------

(1) The intrinsic  value of all options  outstanding as of December 31, 2008 was zero, as the market value of the underlying shares was $0.04 as of that date.

Valuation and expense information under SFAS 123R

       The estimated fair value of share option compensation awards to employees and directors, as calculated using the Black-Scholes option pricing model as of the date of grant, is amortized using the straight-line method over the vesting period of the options. For each of the years ended December 31, 2008 and 2007, compensation expense related to employee share options under SFAS 123R totaled $71,000, and is included in operating expenses in the accompanying statements of operations.

       On March 27 2007, 4,500,000 options were granted to employees and directors at an exercise price equal to the fair market value of the underlying shares on the grant date which was $0.10. These options were valued using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 66%, risk-free interest rate of 4.52%, weighted average expected life of 6.25 years and expected dividend yield of zero percent. The fair value of the 4,500,000 options was $292,000. During 2007, 50,000 of these options were forfeited. As discussed above, on August 19, 2008, the exercise price of the remaining 4,500,000 options was modified from $0.10 to $0.31, the net book value per share as of December 31, 2006. The fair value of the modified options was determined to be $160,000, calculated using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 99%, risk-free interest rate of 3.04%, weighted average expected life of 4.85 years and expected dividend yield of zero percent. Using these same assumptions, the fair value of the original
4.45 million options immediately prior to the exercise price modification was calculated to be $216,000. As the fair value of the modified options is less than the fair value of the original options immediately before the exercise price modification, under SFAS123R, there is no incremental cost resulting from the modification and therefore the original grant date fair value will continue to be amortized over the remaining vesting schedule to March 27, 2011, less the value of any actual or expected forfeitures of unvested options.

       On August 20, 2008, 3,450,000 options were granted to employees and directors with an exercise price of $0.30, the net book value of the shares as of June 30, 2008. These options were valued using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 99%, risk-free interest rate of 3.27%, weighted average expected life of 6.25 years and expected dividend yield of zero percent. The fair value of the 3,450,000 options was $151,000.

       During 2008, 1,362,500 options became vested, 3,450,000 options were granted, 3,400,000 were forfeited and no options were exercised. At December 31, 2008, there were 9,675,000 options outstanding with a weighted average exercise price of $1.54. There were no in-the-money options outstanding at that date. Of the outstanding options, 5,538,000 were exercisable at December 31, 2008, and these have a weighted average exercise price of $2.47. The remaining 4,137,000 options were unvested at December 31, 2008. These unvested options have a weighted average exercise price of $0.30. As of December 31, 2008, total unrecognized compensation expense related to unvested share options was $143,000, which is expected to be recognized as follows: $55,000 in 2009, $46,000 in 2010, $28,000 in 2011 and $14,000 in 2012.

Agent Loyalty Opportunity Trust

       The Agent Loyalty Opportunity Trust ("ALOT") was established in 1997 (without shareholders' approval) to provide for the granting of stock appreciation rights ("SARs") on the Company's Ordinary Shares to agents of the Company's former U.S. life insurance subsidiary. Each award unit entitled the holder to cash compensation equal to the difference between the Company's prevailing share price and the exercise price. The award units were exercisable in four equal annual installments commencing on the first anniversary of the date of grant and were forfeited upon termination of the agency contract. Vesting of the award in any given year was also contingent on the holder of the award surpassing a predetermined benchmark tied to sales and persistency. The SARs expired seven years from the date of grant. No awards have been outstanding under this plan since 2006.

       The ALOT may purchase Ordinary Shares in the open market, funded by a loan from a Group subsidiary. The loan is secured by the shares held in the trust and bears interest based upon the trust's net income before interest for each financial period. The trust receives dividends on all Ordinary Shares held. The loan, interest income and dividend income are eliminated in the consolidated financial statements. See Note 7 "Shareholders' Equity" for a summary of the share activity within the ALOT.


Note 11.     Pension Plan

       The Group provides a defined contribution plan for its U.K. employees. There is currently one participant in the plan. The Group has no ongoing liabilities associated with the plan. Contributions of $303,000 and $175,000 were made by the Group to the plan in 2008 and 2007, respectively. Of the 2008 and 2007 contributions, $245,000 and $121,000, respectively, were offset by a salary waiver.

Note 12.    Earnings Per Share and ADS

       Earnings (loss) per ADS are equivalent to ten times earnings (loss) per Ordinary Share.

       A reconciliation of the numerators and denominators for the basic and diluted earnings (loss) per share calculations in accordance with Statement of Financial Accounting Standard No. 128 ("SFAS 128"), "Earnings per Share," is as follows:

                                                                                         Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                        (In thousands, except per
                                                                                          share and ADS amounts)

Net income (loss)....................................................................  $     (1,571)   $        376
                                                                                       ------------    ------------
                                                                                       ------------    ------------

Basic earnings (loss) per share and ADS:
Weighted-average number of Ordinary Shares outstanding,
   excluding shares held by the employee benefit trusts..............................        50,917          50,917
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Basic earnings (loss) per share......................................................  $      (0.03)   $       0.01
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Basic earnings (loss) per ADS........................................................  $      (0.31)   $       0.07
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Diluted earnings (loss) per share and ADS:
Weighted-average number of Ordinary Shares outstanding,
   excluding shares held by the employee benefit trusts..............................        50,917          50,917
Effect of dilutive securities (warrants and employee share options) .................             -             304
                                                                                       ------------    ------------
Weighted-average number of Ordinary Shares used in diluted
   earnings (loss) per share calculations............................................        50,917          51,221
                                                                                       ------------    ------------
                                                                                       ------------    ------------

Diluted earnings (loss) per share....................................................  $      (0.03)   $       0.01
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Diluted earnings (loss) per ADS......................................................  $      (0.31)   $       0.07
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       For the year ended December 31, 2008, there were no "in-the-money" options or warrants, and therefore no potentially dilutive securities. As a result, if the Company had reported net income for the year ended December 31, 2008, diluted earnings per share would be the same as basic earnings per share.


Note 13.    Transactions with Related Parties

       The Group paid legal fees of approximately $45,000 and $5,000 during 2008 and 2007, respectively, to a law firm of which one of its directors, Victor A. Hebert, was a member until October 2008.


Note 14.    Business Segment and Geographical Information

       The Company's reportable operating segments are classified according to its businesses of consulting in venture capital, and life insurance and annuities, in accordance with Statement of Financial Accounting Standards No. 131, "Segment Reporting."

       Intercompany   transfers  between   reportable   operating  segments  are
accounted for at prices which are designed to be representative of unaffiliated third party transactions.

       Summary  revenue  and  net  investment  gain  and  loss   information  by
geographic segment, based on the domicile of the Group company generating those revenues, is as follows:

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)

Jersey...............................................................................  $      1,409    $      1,842
Guernsey.............................................................................             -              52
United States........................................................................           612           1,828
                                                                                       ------------    ------------
Consolidated revenues and net investment gains and losses............................  $      2,021    $      3,722
                                                                                       ------------    ------------
                                                                                       ------------    ------------

       Total assets by geographic segment were as follows:

                                                                                                December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                              (In  thousands)

Jersey.............................................................................    $     13,643    $     14,135
Guernsey...........................................................................               1               1
United States......................................................................           1,900           3,031
                                                                                       ------------    ------------
Consolidated total assets .........................................................    $     15,544    $     17,167
                                                                                       ------------    ------------
                                                                                       ------------    ------------


       Revenues and income  (loss)  before  income tax expense for the Company's
reportable  operating  segments,   based  on  management's   internal  reporting
structure, were as follows:

                                                                                          Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Revenues and net investment gains and losses:
Consulting in venture capital........................................................  $        564    $      1,718
Life insurance and annuities ........................................................         1,380           1,778
                                                                                       ------------    ------------
                                                                                              1,944           3,496
Reconciliation of segment amounts to consolidated amounts:
Interest income......................................................................            77             226
                                                                                       ------------    ------------
Consolidated revenues and net investment gains and losses............................  $      2,021    $      3,722
                                                                                       ------------    ------------
                                                                                       ------------    ------------


Income (loss) before income tax expense:
Consulting in venture capital........................................................  $       (738)   $        317
Life insurance and annuities.........................................................         1,027           1,228
                                                                                       ------------    ------------
                                                                                                289           1,545
Reconciliation of segment amounts to consolidated amounts:
Interest income......................................................................            77             226
Corporate expenses...................................................................        (1,933)         (1,393)
                                                                                       ------------    ------------
Consolidated income (loss) before income tax expense.................................  $     (1,567)   $        378
                                                                                       ------------    ------------
                                                                                       ------------    ------------

       Assets attributable to each of the Company's reportable operating segments, based on management's reporting structure, were as follows:

                                                                                               December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                              (In  thousands)
Assets:
Consulting in venture capital......................................................    $          -    $          -
Life insurance and annuities.......................................................          13,226          12,238
Corporate and other................................................................           2,318           4,929
                                                                                       ------------    ------------
Consolidated total assets..........................................................    $     15,544    $     17,167
                                                                                       ------------    ------------
                                                                                       ------------    ------------


 Note 15.    Client Concentration

       The Group's revenues are from a limited number of clients. During 2008, the Group's largest consulting client accounted for 20% of its consolidated revenues. No other consulting client accounted for more than 10% of consolidated revenues.

MANAGEMENT REPORT

       This Management Report should be read in conjunction with the audited consolidated financial statements, and the notes thereto, presented in this Annual Report. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. This section should also be read in conjunction with the Cautionary Statement included at the end of this Annual Report.


Results of Operations by Business Segment

       Income (loss) before income tax expense for our reportable operating segments, based on management's internal reporting structure, is as follows:

                                                                                           Year Ended December 31,
                                                                                       ------------    ------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Income (loss) from before income tax expense
  by operating segment:
Consulting in venture capital ......................................................   $       (738)   $        317
Life insurance and annuities........................................................          1,027           1,228
                                                                                       ------------    ------------
                                                                                                289           1,545
Reconciliation of segment amounts to consolidated amounts:
Interest income.....................................................................             77             226
Corporate expenses..................................................................         (1,933)         (1,393)
                                                                                       ------------    ------------
Consolidated income (loss) before
  income tax expense................................................................   $     (1,567)   $        378
                                                                                       ------------    ------------
                                                                                       ------------    ------------

       Business segment data contained in Note 14 to the Consolidated Financial Statements should be read in conjunction with this discussion. A detailed discussion of the results for each reportable segment follows.


Consulting in Venture Capital

       Certain  information   regarding  our  consulting  segment's  results  of
operations is as follows:

                                                                                           Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Revenues:
Consulting fees.....................................................................   $        564    $      1,718
                                                                                       ------------    ------------
Total revenues......................................................................            564           1,718

Operating expenses..................................................................          1,302           1,401
                                                                                       ------------    ------------
Income (loss) before income tax expense.............................................   $       (738)   $        317
                                                                                       ------------    ------------
                                                                                       ------------    ------------

2008 compared to 2007

       In 2008, our consulting segment contributed a loss before income taxes of $0.7 million to our overall loss before income taxes, compared to income before income taxes of $0.3 million in 2007. This decrease in income before taxes for this segment in 2008 was attributable to a $1.1 million decrease in consulting fee revenues.

       Consulting fee revenues decreased from $1.7 million in 2007 to $0.6 million in 2008, due to a decline in the number of consulting clients. A contract was signed with a client in early 2007 that generated $0.9 million in consulting fees during 2007; however, that contract ran only through the end of 2007. A new contract was signed with this client in March 2008, though the scope of our work under this contract was significantly reduced and thus consulting revenues from this client for 2008 were significantly lower at $0.4 million. This second contract expired at the end of 2008, and as of this date, a new contract for 2009 has not yet been agreed.

       Under the 2007 contract referenced above, we are entitled to earn additional compensation in the future depending upon the performance of certain venture capital investments made by the client during 2007 with our assistance. Any such compensation would be paid to us as a proportion of any capital gain realized by the client, after deducting certain costs, upon a defined realization of the investment by the client. To date, no such compensation has been realized.

       Some of our former consulting agreements provided that we receive promissory notes that are convertible into preferred stock, or common stock options, as part of our compensation. During 2007, we received preferred stock in a consulting client valued at $140,000, resulting from the conversion of $140,000 in promissory notes. We also hold common stock options in a technology company that are now fully vested, though we believe that currently these have no value.

        BICC's typical client is a Silicon Valley technology company or a large international telecommunications company. Our objective has been to use consulting revenues to finance the development of large telecommunications company relationships in Europe and Asia, which has led to several equity investments by a client with additional fees for work performed by BICC. The level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time and the global economy. We are actively seeking new clients and business opportunities.


Life Insurance and Annuities

       Certain information regarding our life insurance and annuities segment's results of operations is as follows:

                                                                                           Year Ended December 31,
                                                                                       ----------------------------
                                                                                           2008            2007
                                                                                       ------------    ------------
                                                                                               (In thousands)
Revenues and net investment gains and losses:
Investment income...................................................................   $        237    $        578
Insurance policy charges............................................................              -               2
Net realized investment gains.......................................................          1,143           1,198
                                                                                       ------------    ------------
Total revenues and net investment gains and losses..................................          1,380           1,778

Expenses:
Amounts credited on insurance policyholder accounts.................................              6              44
General and administrative expenses.................................................            347             506
                                                                                       ------------    ------------
Total expenses......................................................................            353             550
                                                                                       ------------    ------------
Income before income tax expense....................................................   $      1,027    $      1,228
                                                                                       ------------    ------------
                                                                                       ------------    ------------

       LPAL's policyholder liabilities fell during 2008 from $141,000 to $106,000 primarily due to exchange rate changes. As of December 31, 2008, LPAL has three policies remaining which are scheduled to mature in the first half of 2009. There are currently no plans to write new policies.

2008 compared to 2007

       In 2008, LPAL contributed income before income taxes of $1.0 million to our overall loss before income taxes, compared to income before income taxes of $1.2 million in 2007. The $0.2 million lower income before taxes in 2008 is attributable to a decrease of $0.3 million in interest income and a decrease of $0.1 million in net realized investment gains, offset by a $0.2 million decrease in expenses.

       Interest income on cash and corporate bond investments declined by $0.3 million in 2008 to $237,000, due to the maturity of all corporate bond holdings by July 2007 (which was tied to the maturity of policies), as well as to a decline in interest rates. The level of LPAL's cash and cash equivalents at the end of 2008 was $11.8 million, compared with $10.3 million at the end of 2007, with $1.4 million in cash coming in at the very end of 2008 related to the Enron securities litigation settlement payment (see below for more information). Interest credited on policyholder accounts decreased to $6,000 in 2008, compared to $44,000 in 2007. This decrease was due to policy maturities of $3.6 million during 2007. The average rate credited to policyholders was 4.25% in 2008, compared with 4.8% in 2007.

       LPAL's total assets increased to $13.2 million as of December 31, 2008, compared to $12.2 million as of December 31, 2007, primarily due to the receipt in February 2008 of the $0.3 million final payment from the WorldCom, Inc. securities litigation settlement and the receipt in December 2008 of the $1.4 million partial payment from the Enron securities litigation settlement (see below for more information), which was offset by other-than-temporary write-downs totaling $0.5 million on one of LPAL's private equity investments.

       Net realized investment gains for 2008 were $1.1 million, compared to $1.2 million for 2007. In January 2007, LPAL received $1.2 million representing a partial distribution from the WorldCom, Inc. securities litigation. In February 2008, LPAL received a final WorldCom distribution of $0.27 million. LPAL held certain WorldCom, Inc. publicly traded bonds which it sold at a loss in 2002. These two payments totaling almost $1.5 million recover part of the realized loss recognized by LPAL in 2002. In December 2008, LPAL received a partial distribution of $1.37 million from the Enron Corporation securities litigation. LPAL held certain Enron Corporation publicly traded bonds which it sold at a loss in 2002. This payment recovers part of the realized loss recognized by LPAL in 2002. The timing and amount of future Enron distributions is currently uncertain. The two payments received in 2008 totaling $1.64 million were offset by other-than-temporary impairment write-downs totaling $0.5 million on one of LPAL's private equity investments.

       Policyholder liabilities as of December 31, 2008 were $106,000. There are three policies outstanding as of that date totaling $72,000 which are scheduled to mature in the first half of 2009. The balance of $34,000 relates to two death claims which are pending payment.

       Included in general and administrative expenses for 2007 are $44,000 of employee severance costs. Excluding these employee severance costs, general and administrative expenses for 2007 were $0.5 million, compared with $0.3 million for 2008. This $0.2 million decrease in expenses for 2008 was primarily due to lower staff costs as well as to lower facilities costs subsequent to the closure of our Jersey office in mid-2007. We no longer have staff or operations in Jersey, though LPAL maintains a registered office in Jersey and is still regulated by the JFSC.

Corporate and Other

2008 compared to 2007

       Corporate expenses increased by $0.5 million to $1.9 million in 2008, compared to $1.4 million in 2007. This increase was due to a $0.1 million increase in professional services costs, a $0.1 million write-off in web development costs paid to a third party vendor subsequent to our decision not to go forward with a web based project, and a $0.3 million increase in compensation paid to our Chief Financial Officer, Mr. Ian K. Whitehead, under an agreement dated August 12, 2008. Under that agreement, the Company gave notice to Mr. Whitehead that his employment agreement would end on June 30, 2009. Reference is made to Exhibit 10.3.1 to the Company's Form 10-K for the year ended December 31, 2000 for a copy of Mr. Whitehead's employment agreement and to the Company's Proxy Statement dated April 29, 2008 for a description of his salary waiver of May 2003. The Company's operating expenses for the 12-month period ending on June 30, 2009 will increase by approximately $0.7 million, of which approximately half has already been recognized in the second half of 2008.

       Interest income, excluding interest income earned by LPAL, decreased by $149,000 to $77,000 for 2008 compared to $226,000 in 2007, due to declining cash balances (outside of LPAL), as well as to lower interest rates. As of December 31, 2008, our cash and cash equivalents, excluding the amount held by LPAL, amounted to $1.9 million, a decrease of $2.4 million from December 31, 2007. This decrease resulted from the use of cash in operating activities.

Consolidated Income (Loss) Before Income Tax Expense

2008 compared to 2007

       Our consolidated loss before income tax expense was $1.6 million in 2008, compared to income before income taxes of $0.4 million in 2007. This $2.0 million decline in income before taxes was due to a decrease in consulting fee revenues of $1.2 million, a decrease in interest income of $0.5 million, and an increase in operating expenses of $0.2 million, all as explained above.

Income Taxes

       We are subject to taxation on our income in all countries in which we operate based upon the taxable income arising in each country. However, realized gains on certain investments are exempt from Jersey and Guernsey taxation. Through 2008, we were subject to income tax in Jersey at a rate of 20%. In the United States, we are subject to both federal and California taxes at rates up to 34% and 8.84%, respectively.

2008 compared to 2007

       The $4,000 tax expense for 2008 is comprised of $2,000 in minimum California taxes and $2,000 in federal alternative minimum taxes caused by the consolidation of London Pacific Life & Annuity Company in our U.S. tax group's consolidated returns from 2005 onwards. For more information, see Note 6 "Income Taxes" to our consolidated financial statements included in this Annual Report. Other than these taxes, no other tax expense or benefits were applicable to our Group for 2008. A loss before income taxes of $0.5 million was contributed by our Jersey operations and a loss before income taxes of $1.1 million was contributed by our U.S. operations; however, we did not recognize any tax benefits due to the 100% valuation allowances that we have provided for all deferred tax assets. In 2007, our only tax expense was $2,000 of minimum California taxes.


CRITICAL ACCOUNTING POLICIES

       Management has identified those accounting policies that are most important to the accurate portrayal of our financial condition and results of operations and that require management's most complex or subjective judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. These most critical accounting policies pertain to our investments, life insurance policy liabilities, revenue recognition, and assumptions used to value share options granted. These critical accounting policies are described below.

Accounting for Investments

       From January 1, 2008, our primary business for financial reporting purposes is considered to be consulting in venture capital rather than life insurance and annuities. As such, our private equity investments are now carried at cost less any other-than-temporary impairments. Previously, we carried our private equity investments at fair value in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under paragraph 127(b) of SFAS 115, insurance companies are required to report equity securities at fair value even if they do not meet the scope criteria in paragraph 3 of SFAS 115. With respect to our private equity investments held at December 31, 2007, our best estimate of their fair value was their cost basis. Therefore, the change from an insurance company for financial reporting purposes to a consulting company as of January 1, 2008 did not have an impact on the carrying values of our private equity investments.

       For 2008, because all of our private equity investments are less than 20% in the investee companies, and we do not have any significant influence on the investee companies, all such investments are accounted for in accordance with the cost method. In accordance with FASB Staff Position Nos. FAS 115-1 and FAS 124-1 ("FSP 115-1 and 124-1"), "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," we evaluate our investments for any events or changes in circumstances ("impairment indicators") that may have significant adverse effects on our investments. If impairment indicators exist, then the carrying amount of the investment is compared to its estimated fair value as determined in accordance with Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." If any impairment is determined to be other-than-temporary, then a realized investment loss would be recognized during the period in which we make such determination.

Determination of Fair Values of Investments

       When a quoted market price is available for a security, we use this price in the determination of fair value. If a quoted market price is not available for a security, management estimates the security's fair value based on valuation methodologies as described below.

       We hold investments in privately held equity securities, primarily convertible preferred stock in companies doing business in various segments of technology industries. These investments are normally held for a number of years. Investments in convertible preferred stock come with rights that vary dramatically both from company to company and between rounds of financing within the same company. These rights, such as anti-dilution, redemption, liquidation preferences and participation, bear directly on the price an investor is willing to pay for a security. The returns on these investments are generally realized through an initial public offering of the company's shares or, more commonly, through the company's acquisition by a public company.

       One of the factors affecting fair value is the amount of time before a company requires additional financing to support its operations. Management believes that companies that are financed to the estimated point of operational profitability or for a period greater than one year will most likely return value to the investor through an acquisition between a willing buyer and seller, as the company does not need to seek financing from an opportunistic investor or insider in an adverse investment environment. If a particular company needs capital in the near term, management considers a range of factors in its fair value analysis, including our ability to recover our investment through surviving liquidation preferences. Management's valuation methodologies also include fundamental analysis that evaluates the investee company's progress in developing products, building intellectual property portfolios and securing customer relationships, as well as overall industry conditions, conditions in and prospects for the investee's geographic region, and overall equity market conditions. This is combined with analysis of comparable acquisition transactions and values to determine if the security's liquidation preferences will ensure full recovery of our investment in a likely acquisition outcome. In its valuation analysis, management also considers the most recent transaction in a company's shares.

       SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS 157 has also established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Level 3 inputs apply to the determination of fair value for our private equity investments. These are unobservable inputs where the determination of fair values of investments requires the application of significant judgment. It is possible that the factors evaluated by management and fair values will change in subsequent periods, especially with respect to our privately held equity securities in technology companies, resulting in material impairment charges in future periods. From January 1, 2008, only other-than-temporary impairments will be recognized and the carrying value of a private equity investment cannot be increased above its cost unless the investee company completes an initial public offering or is acquired.

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

Other-than-temporary Impairments of Investments

       Management performs an ongoing review of all investments in the portfolio
to   determine   if   there   are  any   declines   in  fair   value   that  are
other-than-temporary.

       In relation to our private equity securities that do not have a readily determinable fair value, factors considered in impairment reviews include: (i) the length of time and extent to which estimated fair values have been below cost and the reasons for the decline, (ii) the investee's recent financial performance and condition, earnings trends and future prospects, (iii) the market condition of either the investee's geographic area or industry as a whole, and (iv) concerns regarding the investee's ability to continue as a going concern (such as the inability to obtain additional financing). If the evidence supports that a decline in fair value is other-than-temporary, then the investment is reduced to its estimated fair value, which becomes its new cost basis, and a realized loss is reflected in earnings.

       The evaluations for other-than-temporary impairments require the application of significant judgment. It is possible that the impairment factors evaluated by management and fair values will change in subsequent periods, especially with respect to privately held equity securities in technology companies, resulting in material impairment charges in future periods.

Life Insurance Policy Liabilities

       We account for life insurance policy liabilities in accordance with Statement of Financial Accounting Standards No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments." We account for life insurance policy liabilities for deferred annuities as investment-type insurance products and we record these liabilities at accumulated value (premiums received, plus accrued interest to the balance sheet date, less withdrawals and assessed fees).

Revenue Recognition

       The timing of revenue recognition for consulting services requires a degree of judgment. Under SEC Staff Accounting Bulletin No. 104 ("SAB 104"), revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed and determinable and collectibility is reasonably assured. We recognize consulting fee revenues in our consolidated statement of operations as the services are performed, if all the conditions of SAB 104 are met. We do not recognize performance based revenues under a consulting arrangement until the payments are earned, the client has acknowledged the liability in writing and collectibility is reasonably assured.

Valuation of Share Options Granted

       We calculate the fair value of share option grants to employees using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's share options. The Black-Scholes model also requires subjective assumptions, including future share price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate is based on the U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of the Company's share price. These factors could change in the future, which would affect the share based compensation expense in future periods, if the Company, through the ESOT, should grant additional share options. It should be noted, however, that share based compensation expense in the Company's consolidated statement of operations has no negative impact on total shareholders' equity because there is an offsetting entry to additional paid-in capital in the Company's consolidated balance sheet.



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

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       See Note 1 to the Consolidated Financial Statements in this Annual Report for a summary of recently issued accounting pronouncements.


LIQUIDITY AND CAPITAL RESOURCES

       Our cash and cash equivalents decreased during 2008 by $0.9 million from $14.6 million as of December 31, 2007 to $13.7 million as of December 31, 2008. This decrease in cash and cash equivalents resulted from $2.5 milion of cash used in operating activities, which was partially offset by $1.6 million of cash provided by investing activities. Cash used in operating activities primarily resulted from the $1.6 million operating loss for 2008, as adjusted for net realized investment gains of $1.1 million which includes the $1.6 million partial proceeds from the Enron securities litigation settlement (which is included in cash flows provided by investing activities), net of $0.5 million in other-than-temporary write-downs on one private equity investment taken during 2008. As of December 31, 2008, our cash and cash equivalents, excluding the amount held by LPAL, amounted to $1.9 million, a decrease of $2.4 million from December 31, 2007. This decrease resulted from the use of cash in operating activities.

       The $11.8 million of cash and cash equivalents held by LPAL, as well as the $1.3 million of investments held by LPAL, are not currently available to fund the operations or commitments of the Company or its other subsidiaries. However, a dividend could be paid from LPAL to the Company. In April 2008, the Company obtained approval from the JFSC for LPAL to make dividend payments up to a total of $5.0 million to the Company in the future. As a condition of the JFSC's approval, the Company has agreed to provide financial support to LPAL in the unlikely event LPAL's funds are insufficient to pay off its policy liabilities totaling $106,000 as of December 31, 2008, as well as the operational costs of LPAL.

       Shareholders' equity decreased during 2008 by $1.5 million from $16.5 million at December 31, 2007 to $15.0 million as of December 31, 2008, primarily due to the net loss for the period of $1.6 million. As of December 31, 2008 and 2007, $62.6 million of our Ordinary Shares, at cost, held by the employee benefit trusts have been netted against shareholders' equity.

       During 2008, LPAL continued to service its existing policyholders. There were no policy maturities or surrenders in 2008. Policyholder liabilities were $106,000 as of December 31, 2008, compared to $141,000 as of December 31, 2007. The $35,000 decrease in policyholder liabilities was primarily due to exchange rate changes. The three policies remaining at December 31, 2008 are scheduled to mature in the first half of 2009. LPAL has sufficient liquid resources to fund these maturities. As of December 31, 2008, LPAL had cash of $11.8 million.

       As  of  December  31,  2008,  we  had  no  bank   borrowings,   guarantee
obligations, material commitments outstanding for capital expenditures or additional funding for private equity portfolio companies.

       As of December 31, 2008, we had $1.9 million of cash and cash equivalents, excluding cash held by our life insurance and annuities segment. We believe that this cash balance, along with dividends to the Company from LPAL up to a total of $5.0 milion (as discussed above), is sufficient to fund our operations (consulting in venture capital and corporate activities) over at least the next 12 months.



PRINCIPAL RISKS AND UNCERTAINTIES

       We consider the principal risks and uncertainties for 2009 to be the following: (1) the level of consulting fee revenues is expected to be volatile depending on the nature and extent of our work at any point in time, particularly in the current economic environment; (2) by their very nature, venture capital investments are risky, and the private equity investments held by the Company's insurance subsidiary could decline in value; and (3) U.S. dollar interest rates have fallen significantly in 2008 and may continue to remain at a very low level thereby minimizing our interest income.

RESPONSIBILITY AND CAUTIONARY STATEMENTS

Responsibility Statement

      We confirm that to the best of our knowledge:

o The financial statements for the twelve months ended December 31, 2008 included in this Annual Report, which has been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP"), gives a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and the undertakings included in the consolidation taken as a whole; and

o This Annual Report includes a fair review of the information required by the Financial Services Authority's Disclosure and Transparency Rules ("DTR") 4.1.8 to 4.1.11 (including a fair review of the business, a description of the principal risks and uncertainties facing the Company, a review of the development and performance of the Company, any important events since the end of the financial year and likely future developments).

Cautionary Statement

      This Annual Report is addressed to shareholders of Berkeley Technology Limited and has been prepared solely to provide information to them.

      This Annual Report is intended to inform the shareholders of the Company's performance during the twelve months ended December 31, 2008. Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.


On behalf of the Board



Ian K. Whitehead
Chief Financial Officer

March 31, 2009




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